UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2019

Simlatus Corp.

(Exact name of Company as specified in its charter)

Nevada	000-53276	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

175 Joerschke Dr., Suite A Grass Valley, CA 95945
(Address of principal executive offices)

Phone: (530) 205-3437
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Information

Increase in Authorized Shares Relative To Note-Holder Compliance:

Richard Hylen, the Chairman and CEO, and majority share holder of the Company authorized and approved the amendment to its Articles of Incorporation on September 16, 2019 to increase the number of authorized shares from 1,500,000,000 to 5,000,000,000 with the Secretary of State for Nevada.

The purpose for the increase in the number of authorized shares is pursuant with the note-holder requirements for the required reserves specified under each of the notes on the company’s derivative table. Fluctuation in stock price enforces issuer compliance for note-holders to restructure share reserves.

As of September 18, 2019, the current Issued/outstanding common shares are 490,189,299; whereas of this amount, the number of restricted shares is 103,021,354 and the number of non-restricted shares is 387,167,945. The total amounts of the notes with reserves are in value of approximately $1,092,878.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2019

Simlatus Corporation

By: /s/ Richard Hylen
Richard Hylen, Chairman and CEO